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                         DAVID M. LOEV, ATTORNEY AT LAW
                         2777 ALLEN PARKWAY, SUITE 1000
                                HOUSTON, TX 77019
                               713-524-4110 PHONE
                             713-524-4122 FACSIMILE

February  3,  2003


The  Bauer  Partnership,  Inc.
300  Park  Avenue,  Suite  1700
New  York,  New  York  10022

Re:     Form  S-8  Registration  Statement

Gentlemen:

You have requested that we furnish you our legal opinion with respect to the legality of the following described securities of The Bauer Partnership, Inc. (the "Company") covered by a Form S-8 Registration Statement (the "Registration Statement"), filed with the Securities and Exchange Commission for the purpose of registering such securities under the Securities Act of 1933:

     1. 18,000,000 shares of common stock, $.001 par value issuable pursuant to The Bauer Partnership, Inc. Amended 2003 Non-Qualified Stock Option Plan; and

     2.  500,000  shares  of  common stock, $.001 par value issuable to David M.
Loev,  Attorney  at  Law  in  consideration  for  legal  services  rendered.

The 18,000,000 shares and the 500,000 shares are collectively referred to as the "Shares". In connection with this opinion, I have examined the corporate records of the Company, including the Company's Articles of Incorporation, Bylaws, and the Minutes of its Board of Directors and Shareholders meetings, the consulting agreements, the Registration Statement, and such other documents and records as I deemed relevant in order to render this opinion.

Based on the foregoing, it is my opinion that, after the Registration Statement becomes effective and the Shares have been issued and delivered as described therein, the Shares will be validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding this firm and use of my name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

                                   Sincerely,


                                   /s/  David  M.  Loev,  Attorney  at  Law


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